Exhibit 10.1

                                Letter Agreement
                                     Between
                    Innova Holdings, Inc. and CoroWare, Inc.

      This letter agreement ("Letter Agreement") is made this 24th day of January, 2006 by and between CoroWare, Inc., ("Seller") a state of Washington corporation with its business address at 677 120th Avenue NE, #153, Bellevue, WA 98005 and Innova Holdings, Inc., ("Buyer") a Delaware corporation with its business address at 17105 San Carlos Blvd., Suite A6151, Fort Myers Beach, Florida 33931 Subject only to the terms and conditions set forth herein, this Letter Agreement is intended to be binding upon the parties for term described herein.

1. Proposed Transaction: Buyer shall form a new subsidiary ("Newco") which shall purchase all of the assets including without limitation all hardware, software, employee relations, customer contacts in the military and homeland security markets, contacts with Microsoft and all other customers, all other tangible and intangible assets including without limitation all developed software which includes software for JAUS for an aggregate purchase price consisting of the following: (a). up to $450,000 in cash ("Cash Portion") of which $100,000 is guaranteed; (b). up to thirty million (30,000,000) shares ("Stock Portion") and (c). stock options exercisable at $.018 ("Option Portion") to be allocated to employees of Seller of two million shares, each as more fully described below. In addition, Buyer shall assume only the liabilities of Seller as set forth on Exhibit A hereto in the amount of $98,168.33, and none other. The new subsidiary will change its name to CoroWare after closing and Seller will change its name to a new unrelated name.

      Buyer shall assume only those liabilities of Seller listed on Exhibit A. All other liabilities of Seller, known or unknown, choate or inchoate shall remain Seller's responsibility. Notwithstanding the above, if Buyer is required by law to pay any of Seller's liabilities which are not specifically assumed by Buyer and listed on Exhibit A then the purchase price shall be reduced by the amount paid by Buyer with respect to such non assumed liabilities. Such amounts paid shall first reduce the cash portion of the purchase price and the balance, if any, shall reduce the number of shares of stock to be paid by Buyer to Seller

2.    Cash Portion of Purchase Price.

      (a) Guaranteed Payment. Buyer shall pay to Seller (i) on Closing in immediately available funds the amount of $30,000; (ii) on or prior to the date which is one month after closing, the amount of $20,000; and (iii) $10,000 in each month for five months beginning on the date which is six months after closing for an aggregate guaranteed amount of $100,000.


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

      (b) Performance Payment. (i) If during any of the first four quarters after closing, Newco sales reach $300,000 or more for such quarter, Buyer shall pay Seller an additional $25,000 for each quarter sales reached $300,000 or more (maximum $100,000) and gross profit percentage, as defined in paragraph 3 below, is no less than 40%. Additionally, if during the first four quarters following closing, Newco has sales of at least One and One-half Million Dollars ($1,500,000) and the gross profit percentage is no less than 40%, Buyer shall pay Newco an additional $125,000 and if Newco has sales of at least Two Million Dollars and the gross profit percentage is no less than 40% the total amount paid shall be increased by an additional $125,000 or a total of $250,000. If the gross profit percentage in any of these quarters is less than 40% but at least 25%, then the Buyer shall pay Seller a portion of the indicated cash Performance Payments for each quarter in accordance with the following schedule:

--------------------------------------------------------------------------------
Gross Profit %                                         Payout %
--------------------------------------------------------------------------------
Less than 25%                                          -0-%
--------------------------------------------------------------------------------
25%                                                    50%
--------------------------------------------------------------------------------
25% to 40%                                             Prorated from 50% to 100%
--------------------------------------------------------------------------------
40%                                                    100%
--------------------------------------------------------------------------------

3. Stock Portion. Buyer shall pay to Seller up to thirty million (30,000,000) shares of its restricted common stock in accordance with the following schedule and subject to the terms set forth below:

      (a) Shares Payable in First Twelve Months Following Closing:

            (i) Buyer shall pay and deliver five million shares (5,000,000) of restricted common stock of the Seller on Closing. Such shares shall vest equally over a three year period with one-third vesting on the first anniversary date following closing and one-third on each of the next two subsequent anniversary dates. Such shares shall include a legend which prohibits sale or transfer of shares until vested and which will be removed upon vesting.

            (ii) If Newco's total sales in the twelve month period following closing reach 1.1 Million Dollars ($1,100,000) and the gross profit percentage as defined below is no less than forty percent (40%), then Buyer shall pay and deliver an additional Two Million Five Hundred Thousand shares of Seller's common stock to Seller for an aggregate of 7,500,000 shares at the end of the first twelve month period.

            (iii) If Newco's total sales in the twelve month period following closing reach 1.5 Million Dollars ($1,500,000) and the gross profit percentage is no less than forty percent (40%), then Buyer shall pay and deliver an additional Two Million Five Hundred Thousand shares of Seller's common stock to Seller for an aggregate of 10,000,000 shares at the end of the first twelve month period.


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

      (b) Shares Payable in Second Twelve Months Following Closing:

            (i) If Newco's total sales in the second twelve month period following closing reach 1.2 Million Dollars ($1,200,000) and the gross profit percentage as defined below is no less than forty percent (40%), then Buyer shall pay and deliver an additional Five Million shares of Seller's common stock to Seller at the end of the second twelve month period.

            (ii) If Newco's total sales in the second twelve month period following closing reach Two Million Dollars ($2,000,000) and the gross profit percentage as defined below is no less than forty percent (40%), then Buyer shall pay and deliver an additional Two Million Five Hundred Thousand shares of Seller's common stock to Seller at the end of the second twelve month period for an aggregate of 7,500,000 shares.

            (iii) If Newco's total sales in the second twelve month period following closing reach Two and One-half Million Dollars ($2,500,000) and the gross profit percentage as defined below is no less than forty percent (40%), then Buyer shall pay and deliver an additional Two Million Five Hundred Thousand shares of Seller's common stock to Seller at the end of the second twelve month period for an aggregate of 10,000,000 shares.

      (c) Shares Payable in Third Twelve Months Following Closing:

            (i) If Newco's total sales in the third twelve month period following closing reach 2 Million Dollars ($2,000,000) and the gross profit percentage as defined below is no less than forty percent (40%), then Buyer shall pay and deliver an additional Five Million shares of Seller's common stock to Seller at the end of the third twelve month period.

            (ii) If Newco's total sales in the third twelve month period following closing reach Two and One Half Million Dollars ($2,500,000) and the gross profit percentage is no less than forty percent (40%), then Buyer shall pay and deliver an additional Two Million Five Hundred Thousand shares of Seller's common stock to Seller at the end of the third twelve month period for an aggregate of 7,500,000 shares.

            (iii) If Newco's total sales in the third twelve month period following closing reach Three and One-half Million Dollars ($3,500,000) and the gross profit percentage is no less than forty percent (40%), then Buyer shall pay and deliver an additional Two Million Five Hundred Thousand shares of Seller's common stock to Seller at the end of the third twelve month period for an aggregate of 10,000,000 shares.

      (d) If the gross profit percentage in any of these twelve month periods is less than 40% but at least 25%, then the Buyer shall pay Seller a portion of the indicated Stock Portion for each twelve month period in accordance with the following schedule:

--------------------------------------------------------------------------------
Gross Profit %                                         Payout %
--------------------------------------------------------------------------------
Less than 25%                                          -0-%
--------------------------------------------------------------------------------
25%                                                    50%
--------------------------------------------------------------------------------
25% to 40%                                             Prorated from 50% to 100%
--------------------------------------------------------------------------------
40%                                                    100%
--------------------------------------------------------------------------------


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

For all purposes of Paragraphs 2 and 3, Gross Profit shall mean reported sales, as included in the audited financial statements of Buyer less all compensation costs and subcontractor costs for Newco and gross profit percentage shall mean Gross Profit divided by Total Sales.

Notwithstanding the schedule shown above, in the event that Innova enters a binding agreement to sell all of its stock or its assets or all of the assets acquired from Seller prior to receipt of all of the stock portion of the purchase price to be paid hereunder, then the remaining portion of the stock purchase price shall be delivered to the Seller immediately prior to the sale.

4. Due Diligence Review: Buyer shall have the right to perform due diligence with respect to such matters as Buyer in its sole discretion deems advisable to permit Buyer to confirm its understanding of the assets and business of Seller. Such due diligence shall include legal, financial, and operational due diligence including due diligence regarding employees, customers and suppliers, prospects and any other matters with respect to the business and ownership of the assets of Seller. Seller will provide Buyer with access to such materials as it reasonably requests to perform its due diligence review in a timely manner. Buyer shall begin its review of Seller as soon as reasonably practicable and provided that Buyer provides all materials requested in a timely manner, Seller shall complete its review on or prior to April 30, 2006. Buyer's obligation to purchase the assets set forth in this Letter Agreement shall be subject to a satisfactory due diligence review. If Buyer does not notify Seller on or prior to April 30, 2006 that it is not satisfied with the results of the due diligence review, this requirement will be deemed met. For purposes of this Letter Agreement Buyer shall be deemed satisfied with the due diligence review if (i) the audited financial statements are not materially different from the financial information previously provided to Buyer by Seller; and (ii) all other information relating to the business assets does not differ materially from the information provided to Buyer prior to the date hereof.

5. Financial Audit: Seller shall provide its audited financial statement for the year 2005 and such other prior years as may be required by the SEC.

6. Employment of Key Employees. Newco shall enter an employment agreement with each key employee listed on Exhibit B at a base salary as set forth thereon. In addition, in the first twelve month period following closing, key employees shall be eligible for a compensation bonus based on sales of no less than $1.9 Million. If Newco achieves sales of $1.9 million, key employees shall receive a bonus equal to 20% of their compensation. For each $75,000 in excess of $1.9 million, each Key employee shall receive an additional bonus of 1% of compensation up to a maximum of an additional 10% of compensation for a total of 30% of compensation. Key employees of Seller shall be allocated the aggregate amount of options to purchase 2 million shares of Buyer's common stock subject to the terms of Buyer's stock option plan. Such options shall vest equally over a three year period following closing and shall be exercisable at an exercise price of $.018 per share.


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

7. Confidentiality: Each of the parties hereto and each of their key employees shall execute a mutual Confidentiality Agreement in the form attached hereto as Exhibit B. Neither party shall without the approval of the other party disclose the existence of this Letter Agreement or issue a press release regarding any of the terms set forth herein without the approval of the other party.

8. Term. This Letter Agreement shall terminate upon the earlier of (a) the execution of a definitive agreement which includes the terms set forth herein plus such other terms which are customary in an agreement for the purchase of assets, and (b) the later of two weeks after (i) satisfactory completion of the due diligence review and the receipt of the audited financial statements described in Paragraph 5 above, or (c) the date upon which notice is provided to Seller that Buyer is not satisfied with the results of the due diligence review or audited financial statements. Notwithstanding anything in the Agreement to the contrary, this Letter Agreement shall terminate (A) on April 30, 2006 if the parties have not executed a formal definitive asset purchase agreement. Acceptance of such definitive agreement is subject to the parties' reasonable satisfaction, provided further, that the financial terms of the transaction found in Paragraphs 2. and 3. shall not be subject to re-negotiation or change; (B) on May 31, 2006 if the transaction has not closed on or before that date; or (C) if there is a material adverse change to the business of either party to this Letter Agreement.

9. Governing Law. This Letter Agreement will be governed by the laws of the State of Florida, without regard to any provision of Florida law that would require or permit the application of the substantive law of any other jurisdiction. The parties waive all right to a jury trial with respect to any and all issues in any action or proceeding arising out of or related to this Letter Agreement.

10. Entire Agreement: This Letter Agreement constitutes the entire agreement between the parties, and supersedes all other prior or contemporaneous communications between the parties (whether written or oral) relating to the subject matter of this Letter Agreement. This Letter Agreement may be modified or amended solely in a writing signed by both parties. Neither party may assign or otherwise transfer this Letter Agreement or any of the rights that it grants, without the prior written consent of the other party.


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11.   Waiver. No failure or delay by a party in exercising any right, power or remedy will operate as a waiver of that right, power or remedy, and no waiver will be effective unless it is in writing and signed by the waiving party. Any provision of this Letter Agreement that imposes or contemplates continuing obligations on a party will survive the expiration or termination of this Letter Agreement.

12. Acceptance. If the terms of this Letter Agreement are acceptable, please indicate your acceptance by counter-signing where indicated below and returning the signed copy to Eugene Gartlan at 17105 San Carlos Blvd., Suite A6151, Fort Myers Beach, Florida 33931.

                                               Sincerely,

                                               Innova Holdings, Inc.


                                               /s/ Walter Weisel
                                               ---------------------------------
                                               By: Walter Weisel
                                                   Chairman and CEO

Agreed and Accepted:
January 24, 2006

CoroWare, Inc.


By: /s/ Lloyd Spencer
    ---------------------------------
    Its: President and CEO


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